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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-207755) of Dermira, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-199127) pertaining to the 2010 Equity Incentive Plan, the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Dermira, Inc., and

  (3)
  Registration Statement (Form S-8 No. 333-203002) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Dermira, Inc.,

of our report dated March 3, 2016, with respect to the consolidated financial statements of Dermira, Inc. included in this Annual Report (Form 10-K) of Dermira, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Redwood City, California
March 3, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM